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                                                                       EXHIBIT 5

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                                                   FILE NUMBER
                                                                       New


                                November 16, 2001



iStar Financial Inc.
27th Floor
1114 Avenue of the Americas
New York, New York 10036

            Re:  iStar Financial Inc.: Registration Statement on Form S-3
                 --------------------------------------------------------

Ladies and Gentlemen:

            We have served as Maryland counsel to iStar Financial Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 4,131,531 shares (the "Shares") of common stock, $.001 par value per share, of the Company (the "Common Stock"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the offering and sale from time to time of the Shares by the Participating Securityholders named therein (the "Participating Securityholders"). The Shares consist of
(a) 2,537,504 shares of Common Stock that were issued to certain of the Participating Securityholders as described in the Registration Statement
(the "Outstanding Shares"), (b) 105,916 shares of Common Stock that may be issued by the Company to certain of the Participating Securityholders as described in the Registration Statement (the "Incentive Shares") and
(c) 1,488,111 shares of Common Stock that are to be issued by the Company upon exercise of employee stock options (the "Options") held by certain of the Participating Securityholders (the "Option Shares"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

            In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

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iStar Financial Inc.
November 16, 2001
Page 2


            1. The Registration Statement, including all amendments thereto and the related form of prospectus included therein, in the form in which it was transmitted to the Commission for filing under the 1933 Act;

            2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

            3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

            4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

            5. Resolutions adopted by the Board of Directors of the Company relating to the authorization of (a) the issuance of the Shares and the Options and (b) the filing of the Registration Statement (collectively, the "Resolutions"), certified as of the date hereof by an officer of the Company;

            6. A certificate executed by an officer of the Company, dated as of the date hereof; and

            7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

            In expressing the opinion set forth below, we have assumed the following:

            1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

            2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

            3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

            4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original


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iStar Financial Inc.
November 16, 2001
Page 3


documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

            5. The Shares have not been, and will not be, issued or transferred in violation of any restriction or limitation contained in the Charter.

            Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

            1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

            2. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

            3. The issuance of the Incentive Shares has been duly authorized and, when and if issued by the Company in accordance with the Resolutions and in the manner described in the Registration Statement in exchange for the consideration therefor, the Incentive Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

            4. The issuance of the Option Shares has been duly authorized and, when and to the extent issued upon the exercise of the Options in accordance with the Resolutions and in the manner described in the Registration Statement in exchange for the consideration therefor, the Option Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

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iStar Financial Inc.
November 16, 2001
Page 4


            We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

            This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Clifford Chance Rogers & Wells LLP, counsel to the Company, in connection with opinions to be issued by it, dated the date hereof, in connection with the Registration Statement) without, in each instance, our prior written consent.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                   Very truly yours,

                                  /s/ Ballard Spahr Andrews & Ingersoll, LLP